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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA” or the "Company"), Jared Kaplan, OppFi’s CEO, appeared on Bloomberg Quicktake program on June 1, 2021. Mr. Kaplan made various social media posts regarding his appearance on Bloomberg Quicktake. The transcript of Mr. Kaplan’s appearance on Bloomberg Quicktake and social media posts are being filed herewith as soliciting material.

A transcript of Bloomberg Quicktake Program on which Mr. Kaplan, OppFi’s CEO, appeared on June 1, 2021 follows:

Sonali Basak (Bloomberg): CEOs from the top six banks are facing the public for cross examination. It’s the first one since Democrats took control of the Senate, and the White House this year, and the Democrats are not holding back. There are several issues when it comes to consumer banking right now and that includes loans. Is it easy to get one? How hard is it? How expensive? Employee salaries, especially as bank branches across the country have been closing down, overdraft fees – we've all have paid them before and diversity in banking staff. Will the industry in the future look a lot more like the country it serves?

Tim Stenovec (Bloomberg): Well to get into this, joining us now is Jared Kaplan CEO of OppFi, a FinTech platform powering credit access for everyday consumers, also Bloomberg banking reporter Hannah Levitt. Jared, Hannah – thanks so much for being here. Look, I want to go back to something that Sonali just talked about. This idea of overdraft fees because as of yesterday, Elizabeth Warren certainly went viral when she approached JPMorgan CEO Jamie Dimon on overdraft fees. Let's take a listen to that exchange right here. Well, certainly understandable why that exchange went viral yesterday. Hannah, take us into what Senator Warren was so frustrated about it? Is it a real concern to a bank like JPMorgan and to Americans?

Hannah Levitt (Bloomberg): Yeah, so that's a great question. So, what’s she so concerned about was overdraft fees. And that's the charge you get when a payment that you're making exceeds the amount that you have in your bank account. Senator Warren went after JPMorgan CEO Jamie Dimon and other bank CEOs yesterday about the amount that they collected in overdraft fees last year. And remember, you know, last year was for a lot of the biggest banks a record year by many measures and it was also a pandemic so the fees that these customers are paying at a time widespread economic hardship and also when banks are having record earnings. And her point yesterday was that had JPMorgan, any other banks not charged these they would still in most cases have had billions and billions in profit last year. And it is a real concern. The biggest banks collect billions of dollars in overdraft fees each year. And bank regulators have actually found that most of that comes from a subset of consumers who overdraw once or more each month.

Basak: Hannah, there was another issue that was being raised among Warren and more of her Democratic peers, and that's that consumers may have found it harder to access banking services if they were in minority communities, lower income communities, banking deserts across the country. You've covered consumer banking for a long time, as well as covering JPMorgan, is that an issue? Are consumers finding it harder to get money?

Levitt: So that's a really interesting question, right? Because on one hand you have all these fintechs and all the digital banking services that make it easier to access, it makes you less geographically bound to things like branches in order to access the banking system. But on the other hand, good old fashioned branches have been closing left and right, and that's certainly an issue. And then also, you know, as people face economic hardship and can't get into the banking system or they get pushed out of the banking system, then that drives them towards things like predatory lending and things that operate kind of on the fringes of the banking system that really aren't healthy for consumers.

Basak: Jared, you run a fintech company. You focus on customers that banks often do leave behind. When consumers are working with banks or fintechs, what are the number one things they should look out for so they’re avoiding the kind of things, the overdraft fees, hidden fees that congress is so concerned about?

Jared Kaplan (OppFi): Thanks for having me on. The good news is there's a lot of innovation happening in the financial technology world. As it relates to overdraft fees, my point of view is they're going the way of brokerage fees, trading fees on brokerage platforms. You have everyone from the Chimes of the world, to the Bridges of the world, to the Daves of the world that have created systems and products that help customers avoid overdraft fees and the big banks are losing share because of it. You’re seeing massive adoption of these newer platforms and so I think if the banks don't adjust the customers are going to leave them and over time the customer is going to win here. So I think we’re at least headed in the right direction with innovation there. The other piece though is the access to credit. If you’ve got less than a 620 FICO score, you’re done. You cannot get access to mainstream credit and this is where innovation can also be helpful. There is a treasure trove of alternative data out there that’s available today to figure out someone’s ability and willingness to repay regardless of their credit score is. And I think there are a number of providers that are leading the charge and some community banks thank goodness have partnered with financial technology companies to ensure that customers have access with the appropriate consumer protections. And that was what Hannah was alluding to. The markets of last resort of yesteryear are quickly changing.

Stenovec: Well Jared, what’s the balance here, though? Because it is costly. Or correct me if I’m wrong, but is it costly to a bank if a consumer spends money that’s not in their account? They’re protected with that overdraft protection but it comes at a fee. Is it costly to the bank to offer that service?

Kaplan: Well, it’s absolutely costly to subsidize a customer that goes negative but at the same time, it moves all of us to use financial education to make sure customers understand what their ability to pay is. And then to surround themselves with tools to allow some flexibility that when they do go negative that they can be protected. And if you have a fulsome life of a customer with you there’s lots of other products and services that you can use with them over the life that you have with them to make plenty of money. So, being reliant on overdraft fees I don’t think is a business model that works going forward.

Basak: Hannah, you covered JPMorgan's PPP efforts as well as Wells Fargo's, when you talk to folks about their ability to get money in the worst of the crisis and their ability to get money for small businesses, mortgages, everything they need just to kind of make their life more full, their economic lives, have they found it difficult?

Levitt: It's a really interesting question. Right, and it's kind of two-pronged. First of all, you know, banks in times of crisis tend to tighten their credit boxes and what that means is that they essentially are willing to give loans to a smaller group of people with high credit scores. And then the other thing is that one of the issues that we saw with PPP was that a lot of the banks were requiring you have an existing relationship with that lender in order to have them facilitate their PPP loan. And so, for the people who didn't already have relationships with those banks that made it harder, you know, they couldn’t just walk in and say, “Hi, I need a PPP loan.” It was more complicated than that.

Basak: Jared, you've written this piece about customers being vulnerable to predatory lending as it gets pushed further out of the banking system. What is it that you're really worried about that customers can be mistreated as they seek a loan?

Kaplan: Well, I think sometimes you can be motivated by a platform’s speed and efficiency and if you have less than $1,000 of savings in your bank account, like 150 million people in the country have today, and your car breaks down and you need two grand you need to borrow, speed is really important so you can get to work tomorrow. But that’s the beauty of the internet today and the efficiency out there. I think there are a lot of high-quality platforms that will check the markets that are considered more mainstream first, before looking to higher cost products that serve a need. And it's important that customers understand that not all higher cost products are created equal. So, they should be looking at products that amortize principal with repayments, that have no ancillary fees, that report to the credit bureaus to build traditional credit reporting, and that care about ability to repay before they extend the credit.

Basak: Jared Kaplan, CEO of OppFi and Bloomberg’s Hannah Levitt, one of our top banking reporters here at Bloomberg. Thank you, both, for your time.

###

The following communication was shared by Jared Kaplan, CEO of OppFi, through his LinkedIn account on June 1, 2021:

LinkedIn: Great to catch up with @ Sonali Basak, @ Tim Stenovec, and @ Hannah Levitt on @ Bloomberg Quicktake for a discussion on the current state of financial services and what #FinancialInclusion really looks like for the everyday consumer who is locked out of mainstream credit.

https://www.bloomberg.com/news/videos/2021-05-27/bloomberg-quicktake-take-focus-full-show-05-27-2021-video

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: oppl.co/31nNfWi

The following communication was shared by Jared Kaplan, CEO of OppFi, through his Twitter account on June 1, 2021:

Twitter: Great conversation w/ @sonalibasak @timsteno @hannahlevitt on @Quicktake about how banks and #fintech can partner to improve #CreditAccess with appropriate consumer protections. $FGNA

https://oppl.co/3c0DH9i

Important Info re: OppFi/FGNA transaction: oppl.co/31nNfWi

The text of the transcript linked in the June 1, 2021 social media posts is as follows:

Sonali Basak (Bloomberg): CEOs from the top six banks are facing the public for cross examination. It’s the first one since Democrats took control of the Senate, and the White House this year, and the Democrats are not holding back. There are several issues when it comes to consumer banking right now and that includes loans. Is it easy to get one? How hard is it? How expensive? Employee salaries, especially as bank branches across the country have been closing down, overdraft fees – we've all have paid them before and diversity in banking staff. Will the industry in the future look a lot more like the country it serves?

Tim Stenovec (Bloomberg): Well to get into this, joining us now is Jared Kaplan CEO of OppFi, a FinTech platform powering credit access for everyday consumers, also Bloomberg banking reporter Hannah Levitt. Jared, Hannah – thanks so much for being here. Look, I want to go back to something that Sonali just talked about. This idea of overdraft fees because as of yesterday, Elizabeth Warren certainly went viral when she approached JPMorgan CEO Jamie Dimon on overdraft fees. Let's take a listen to that exchange right here. Well, certainly understandable why that exchange went viral yesterday. Hannah, take us into what Senator Warren was so frustrated about it? Is it a real concern to a bank like JPMorgan and to Americans?

Hannah Levitt (Bloomberg): Yeah, so that's a great question. So, what’s she so concerned about was overdraft fees. And that's the charge you get when a payment that you're making exceeds the amount that you have in your bank account. Senator Warren went after JPMorgan CEO Jamie Dimon and other bank CEOs yesterday about the amount that they collected in overdraft fees last year. And remember, you know, last year was for a lot of the biggest banks a record year by many measures and it was also a pandemic so the fees that these customers are paying at a time widespread economic hardship and also when banks are having record earnings. And her point yesterday was that had JPMorgan, any other banks not charged these they would still in most cases have had billions and billions in profit last year. And it is a real concern. The biggest banks collect billions of dollars in overdraft fees each year. And bank regulators have actually found that most of that comes from a subset of consumers who overdraw once or more each month.

Basak: Hannah, there was another issue that was being raised among Warren and more of her Democratic peers, and that's that consumers may have found it harder to access banking services if they were in minority communities, lower income communities, banking deserts across the country. You've covered consumer banking for a long time, as well as covering JPMorgan, is that an issue? Are consumers finding it harder to get money?

Levitt: So that's a really interesting question, right? Because on one hand you have all these fintechs and all the digital banking services that make it easier to access, it makes you less geographically bound to things like branches in order to access the banking system. But on the other hand, good old fashioned branches have been closing left and right, and that's certainly an issue. And then also, you know, as people face economic hardship and can't get into the banking system or they get pushed out of the banking system, then that drives them towards things like predatory lending and things that operate kind of on the fringes of the banking system that really aren't healthy for consumers.

Basak: Jared, you run a fintech company. You focus on customers that banks often do leave behind. When consumers are working with banks or fintechs, what are the number one things they should look out for so they’re avoiding the kind of things, the overdraft fees, hidden fees that congress is so concerned about?

Jared Kaplan (OppFi): Thanks for having me on. The good news is there's a lot of innovation happening in the financial technology world. As it relates to overdraft fees, my point of view is they're going the way of brokerage fees, trading fees on brokerage platforms. You have everyone from the Chimes of the world, to the Bridges of the world, to the Daves of the world that have created systems and products that help customers avoid overdraft fees and the big banks are losing share because of it. You’re seeing massive adoption of these newer platforms and so I think if the banks don't adjust the customers are going to leave them and over time the customer is going to win here. So I think we’re at least headed in the right direction with innovation there. The other piece though is the access to credit. If you’ve got less than a 620 FICO score, you’re done. You cannot get access to mainstream credit and this is where innovation can also be helpful. There is a treasure trove of alternative data out there that’s available today to figure out someone’s ability and willingness to repay regardless of their credit score is. And I think there are a number of providers that are leading the charge and some community banks thank goodness have partnered with financial technology companies to ensure that customers have access with the appropriate consumer protections. And that was what Hannah was alluding to. The markets of last resort of yesteryear are quickly changing.

Stenovec: Well Jared, what’s the balance here, though? Because it is costly. Or correct me if I’m wrong, but is it costly to a bank if a consumer spends money that’s not in their account? They’re protected with that overdraft protection but it comes at a fee. Is it costly to the bank to offer that service?

Kaplan: Well, it’s absolutely costly to subsidize a customer that goes negative but at the same time, it moves all of us to use financial education to make sure customers understand what their ability to pay is. And then to surround themselves with tools to allow some flexibility that when they do go negative that they can be protected. And if you have a fulsome life of a customer with you there’s lots of other products and services that you can use with them over the life that you have with them to make plenty of money. So, being reliant on overdraft fees I don’t think is a business model that works going forward.

Basak: Hannah, you covered JPMorgan's PPP efforts as well as Wells Fargo's, when you talk to folks about their ability to get money in the worst of the crisis and their ability to get money for small businesses, mortgages, everything they need just to kind of make their life more full, their economic lives, have they found it difficult?

Levitt: It's a really interesting question. Right, and it's kind of two-pronged. First of all, you know, banks in times of crisis tend to tighten their credit boxes and what that means is that they essentially are willing to give loans to a smaller group of people with high credit scores. And then the other thing is that one of the issues that we saw with PPP was that a lot of the banks were requiring you have an existing relationship with that lender in order to have them facilitate their PPP loan. And so, for the people who didn't already have relationships with those banks that made it harder, you know, they couldn’t just walk in and say, “Hi, I need a PPP loan.” It was more complicated than that.

Basak: Jared, you've written this piece about customers being vulnerable to predatory lending as it gets pushed further out of the banking system. What is it that you're really worried about that customers can be mistreated as they seek a loan?

Kaplan: Well, I think sometimes you can be motivated by a platform’s speed and efficiency and if you have less than $1,000 of savings in your bank account, like 150 million people in the country have today, and your car breaks down and you need two grand you need to borrow, speed is really important so you can get to work tomorrow. But that’s the beauty of the internet today and the efficiency out there. I think there are a lot of high-quality platforms that will check the markets that are considered more mainstream first, before looking to higher cost products that serve a need. And it's important that customers understand that not all higher cost products are created equal. So, they should be looking at products that amortize principal with repayments, that have no ancillary fees, that report to the credit bureaus to build traditional credit reporting, and that care about ability to repay before they extend the credit.

Basak: Jared Kaplan, CEO of OppFi and Bloomberg’s Hannah Levitt, one of our top banking reporters here at Bloomberg. Thank you, both, for your time.

###

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company filed a preliminary proxy statement and the amendments thereto and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials contain important information about OppFi, the Company and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of the Company as of a record date to be established for voting on the business combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company was filed in the preliminary proxy statement for the proposed business combination and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination was included in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, OppFi's beliefs regarding the impact of the proposed business combination on its business. FGNA's and OppFi's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi's beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA's and OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the "Agreement"); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi's business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company's shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under "Risk Factors" therein, and in FGNA's other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.